UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

TOFLA MEGALINE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56549	37-1911358
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

c/o Boca Jom LLC
1236 N Fairfax
West Hollywood, CA 90046

  (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Registrant’s telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                  Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Change in Control of Registrant.

On May 5, 2025, Alice Group USA LLC assigned 4,500,000 shares of common stock (the “Shares”) of TOFLA Megaline Inc. (the “Company”), representing approximately 76.2% of the Company’s outstanding shares of common stock to Alice Group Ltd., an United Arab Emirates company (“Alice Ltd”). Katerine Calero has control and voting power over the Shares held by Alice Ltd.

The assignment effectuated a change in control of the Company. As a result of the assignment, Alice Ltd. owns approximately 76.2% of the Company’s issued and outstanding common stock. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters, except as set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOFLA Megaline Inc.

Date: May 5, 2025	By:	/s/ Dilip Petigara
	Name:	Dilip Petigara
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary